THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   Exhibit 10.16
                                                                  Execution Copy

                        MANUFACTURE AND SUPPLY AGREEMENT

     This MANUFACTURE AND SUPPLY AGREEMENT is made and effective as of January 1, 2000 (the "EFFECTIVE DATE"), by and between Genentech, Inc., a Delaware corporation having an address of One DNA Way, South San Francisco, CA, 94080 ("Genentech") and Alkermes Controlled Therapeutics, Inc., a Pennsylvania corporation having an address at 64 Sidney Street, Cambridge, Massachusetts 02139-4136 ("Alkermes") (each singularly a "PARTY" and collectively the "PARTIES"):

     RECITALS:

     A. Genentech manufactures and markets various formulations of human growth hormone; and

     B. Alkermes has developed sustained release PLGA technology for formulating human proteins; and

     C. Genentech and Alkermes have entered into that certain License Agreement dated April 14, 1999 (as may be amended from time to time, the "License Agreement") through which Alkermes granted Genentech certain licenses to Alkermes' technology related to sustained release formulations of recombinant human growth hormone; and

     D. Genentech and Alkermes are now entering into this Manufacture and Supply Agreement related to the supply by Genentech of bulk human growth hormone, and the processing by Alkermes of said bulk into finished form sustained release formulations of human growth hormone in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the Parties agree as follows:

                             SECTION 1: DEFINITIONS

     The following terms have the following meanings in this Agreement:

     1.1 "ADMINISTRATION NEEDLES" means the needles currently intended for and, to be provided by Alkermes for use with Finished Product.

     1.2 "AGREEMENT" means this Manufacture and Supply Agreement, including any exhibits, schedules or attachments attached and incorporated into this Agreement (including the Specifications), and any valid amendments to any of the foregoing.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     1.3 "ALKERMES MATERIALS" means all materials that Alkermes is obligated to furnish for Processing, including, without limitation, Administration Needles, Nutropin Depot Diluent and Packaging Materials.

     1.4 "BATCH" means a single lot comprised of the number(s) of Dosage Containers OR volume of Bulk Product the Parties may agree upon in writing from time to time.

     1.5 "BULK INTERMEDIATES" means bulk rhGH-containing powders derived from both the PPP (protein powder process) and MSP (microsphere process) manufacturing steps.

     1.6 "BULK PRODUCT" means bulk rhGH-containing solutions provided to Alkermes by Genentech for Processing.

     1.7 "CAMPAIGN" means Processing of a Batch or Batch(es) during a specified time period without interruption (except as customary between Batches).

     1.8 "CGMPS" mean the current Good Manufacturing Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 211 ET SEQ., as amended from time to time, and any foreign equivalents thereof.

     1.9 "DEDICATED EQUIPMENT" shall mean all parts of the process train which are in direct contact with Genentech Materials at any stage of the Processing.

     1.10 "DOSAGE CONTAINER" means any final dosage form container(s) the Parties may agree upon in writing from time to time.

     1.11 "EFFECTIVE DATE" is defined in the introductory paragraph.

     1.12 "FACILITIES" means the Alkermes manufacturing facility located at 281 Albany Street, Cambridge, Massachusetts.

     1.13 "FINISHED FORM" means Bulk Product Processed into vialed, unlabeled Dosage Containers, together with Nutropin Depot Diluent and/or Administration Needles.

     1.14 "FINISHED PRODUCT" means Finished Form together with Packaging Materials.

     1.15 "GENENTECH EQUIPMENT" is defined in SECTION 2.2.

     1.16 "GENENTECH MATERIALS" means all materials that Genentech provides to Alkermes for Processing or that result from Processing, including intermediate inventories of Bulk Product, Finished Form and Finished Product.

     1.17 "GENENTECH'S DISTRIBUTORS" shall have the meaning set forth in Section
1.23 of the License Agreement.


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     1.18 "LICENSE AGREEMENT" shall have the meaning set forth in Recital C above.

     1.19 "LOST FINISHED PRODUCT" is defined in SECTION 4.3.

     1.20 "NET SALES PRICE" means "Net Sales" as defined in the License Agreement divided by the number of vials sold.

     1.21 "NUTROPIN DEPOT DILUENT" means the diluent for use as a component of Bulk Product to constitute Finished Form.

     1.22 "PACKAGING MATERIALS" means all boxes, labels, package inserts, shipping containers and other materials required under the Specifications.

     1.23 "PROCESS" or "PROCESSING" means the aseptic processing, manufacturing, testing and/or packaging of Bulk Product into Finished Product in accordance with this Agreement (including the Specifications).

     1.24 "PROCESSING DATE" means the day on which Processing is scheduled to commence or does commence.

     1.25 "PROCESSING FEES" are defined in SECTION 6.1.

     1.26 "PROCESSING PLAN" is defined in SECTION 3.1.

     1.27 "PROPRIETARY INFORMATION" shall have the meaning ascribed to the term "Confidential Information" in Section 8 of the License Agreement.

     1.28 "REGULATORS" means the United States Food and Drug Administration or foreign counterpart and any other governmental entity (federal, state, local or foreign) with jurisdiction over Processing under this Agreement.

     1.29 "RHGH" shall mean recombinant human growth hormone.

     1.30 "SPECIFICATIONS" means the procedures, requirements, standards, quality control testing and other data and the scope of services, as all of the foregoing are set forth in EXHIBITS A and B attached and incorporated into this Agreement, and any valid amendments or modifications to any of the foregoing. The Specifications may be amended upon mutual written agreement of the Parties and there may be separate and different specifications for Finished Product to be supplied to Genentech and any of Genentech's Distributors to accommodate foreign Regulatory requirements which separate specifications shall be subject to mutual agreement of the Parties, which agreement shall not be unreasonably withheld or delayed. If there is any conflict between the terms of this Agreement and the Specifications, this Agreement will control.

     1.31 "SUPPLY FORECAST" is defined in SECTION 3.1.


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     1.32 "TERM" is defined in SECTION 8.1.


                  SECTION 2: PROCESSING SUPPLIES AND EQUIPMENT

     2.1 PROCESSING SUPPLIES. Subject to the other terms of this Agreement, during the Term:

          (a) ALKERMES MATERIALS AND FACILITIES. Alkermes will make available at the Facilities for Processing all Alkermes Materials in quantities sufficient to meet the Processing Plan, and will perform the Processing pursuant to the terms of this Agreement. As further described in the License Agreement, and except as otherwise agreed by the Parties (including pursuant to Section 2.2 below), Alkermes shall be responsible for, and shall bear the capital costs (including, without limitation, costs of construction of Facilities, equipment purchases and mechanical installation) associated with, manufacturing process scale-up and Facility construction as reasonably necessary to Process in accordance with the Supply Forecast. For non-capital costs related to manufacturing scale-up and expansion of capacity to meet the Supply Forecasts (including, without limitation, costs of process development, qualification, validation and regulatory filings), such costs shall be borne by the Parties as follows: [***].

          (b) GENENTECH MATERIALS. At no cost to Alkermes, Genentech will supply to Alkermes for Processing all Genentech Materials in quantities sufficient to meet the Processing Plan. Genentech will supply Bulk Product for Processing and representative satellite samples for testing at least fourteen
(14) days before its scheduled Processing Date. Prior to Processing, Alkermes will test all Bulk Product received in accordance with the Specifications and will notify Genentech of all test results. In the event that such Bulk Product does not pass any test required by the Specifications, Alkermes agrees to consult with Genentech and to determine the steps necessary to make a final disposition of the Bulk Product. Genentech, at its sole discretion, shall choose the mode of transportation and the carrier, and will be responsible for all shipper damage claims relating to delivery of Genentech Materials to Alkermes. Alkermes will provide reasonable assistance in connection with any such claim at Genentech's request and expense.

     2.2 GENENTECH EQUIPMENT. Genentech may purchase from Alkermes certain capital equipment on mutually acceptable terms and conditions and install certain of its own capital equipment at the Facilities at its own expense and at times and under conditions reasonably acceptable to Alkermes, all for use in Processing. All such capital equipment at the Facilities is referred to as the "GENENTECH EQUIPMENT".

     2.3 EXCLUSIVITY. Alkermes will use Genentech Materials, Dedicated Equipment and Genentech Equipment solely and exclusively for Processing, and Alkermes will dedicate the necessary suite or suites in the Facilities solely and exclusively to manufacture Bulk Intermediate or vialing during each Campaign during the Term. Alkermes agrees not to use the Facilities for processing of any antibiotic or cytotoxic materials during the Term, but may use the suite or suites in the Facilities for processing of other materials when not dedicated to Genentech,


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
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


provided that Alkermes reasonably cooperates with Genentech, in the evaluation and elimination of potential concerns regarding cross-contamination in light of applicable Regulator requirements and recommendations (including cGMPs). Alkermes' cooperation will include, if requested by Genentech, providing Genentech with [***] notice (provided that no such [***] period shall apply to Alkermes' manufacture of [***]) of other materials to be processed in the Facilities and post-processing cleaning methods, subject to applicable confidentiality obligations. Alkermes may request on a case by case basis that Genentech consent to shorten such notice period, and Genentech shall not unreasonably withhold such consent.

     2.4 STORAGE, HANDLING AND CLEANING OF GENENTECH EQUIPMENT, DEDICATED EQUIPMENT AND GENENTECH MATERIALS. Alkermes will store and handle all Genentech Materials, Dedicated Equipment and Genentech Equipment under storage conditions consistent with Alkermes' standard operating procedures, at Alkermes' expense, in accordance with this Agreement. Promptly before and after each Campaign, Alkermes will clean and service all Genentech Equipment, Dedicated Equipment and all other Alkermes machinery, equipment and utilities used in Processing in compliance with the Specifications and applicable standard operating procedure. Alkermes will (i) keep Bulk Product, Finished Product and Finished Form segregated at all times from other pharmaceutical, biological or chemical agents at Alkermes, and will (ii) securely store moveable Genentech Equipment and Dedicated Equipment in segregated storage when not in use for Processing or being cleaned, in each case pursuant to procedures agreed upon in advance by the parties. Alkermes will take such actions as are reasonably necessary to protect Genentech Materials, Dedicated Equipment and Genentech Equipment located at Alkermes from damage, destruction, deterioration or other harm. Alkermes will supply Genentech with monthly reports specifying their current inventories of Bulk Product, Finished Form, Finished Product, Dosage Containers and Packaging Materials. In addition, Alkermes and Genentech shall agree on mutually acceptable inventory procedures to assure compliance with FDA and financial auditing requirements.

                     SECTION 3: PURCHASE ORDERS; PROCESSING

     3.1  GENENTECH SUPPLY FORECAST AND PROCESSING PLAN.

     (a) SUPPLY FORECAST. At least thirty (30) days prior to the start of each calendar [***], Genentech will provide Alkermes with Genentech's good faith non-binding written projection of Processing for which Alkermes shall be responsible for the next [***], including estimates of the Genentech Materials to be delivered to Alkermes during such period and the nature of the Processing to be performed, which rolling [***] forecast, as amended from time to time by Genentech, shall be the "SUPPLY FORECAST". Notwithstanding the foregoing, if during any given calendar [***] Genentech reasonably believes that the most recently delivered Supply Forecast is no longer an accurate projection, Genentech shall promptly inform Alkermes as to the circumstances that have changed and if necessary, deliver a new Supply Forecast with corrected projections.

     (b) PROCESSING PLAN. Based on factors including anticipated demand, the Supply Forecast, the availability of Alkermes' Processing capacity in the Facilities and comparable


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


Alkermes facilities, changes in Batch sizes, Dosage Containers and/or Specifications, and anticipated changes in any of the foregoing, on an on-going basis during the Term, Genentech no later than sixty (60) days before the start of each calendar [***] will provide Alkermes with a written processing plan (each, a "PROCESSING PLAN") for [***]. Among other things, each Processing Plan shall specify the Genentech Materials to be delivered to Alkermes during the period covered by such Processing Plan, the amount of Bulk Product (expressed in kilograms) to be delivered to Alkermes for Processing, the nature of the Processing to be performed (including whether Bulk Product should be Processed into Finished Product or Finished Form, the number of Dosage Containers (vials) of each that Genentech requests to be delivered, and the amount of material, by weight, to be placed in such Dosage Containers), and the approximate timing of shipment of Finished Form and/or Finished Product. [***] Each Processing Plan shall be binding as to the first [***] and non-binding as to the next [***]. In the event that Genentech delivers a Processing Plan to Alkermes that widely diverges (unless agreed to by the parties taking into account then current circumstances, divergences of greater than [***] shall be considered "wide" divergences) from the Processing Plan delivered the previous [***] in terms of the amount of Bulk Product that Genentech will send to Alkermes or the amount of Finished Form or Finished Product to be Processed, such that it will not have the capacity to accommodate such Processing, Alkermes shall promptly notify Genentech, and the parties shall use commercially reasonable efforts to resolve such capacity issue. Within twenty (20) days of receipt of each Processing Plan, Alkermes will acknowledge it in writing, thereby committing for Processing the Facilities, all Dedicated Equipment and Genentech Equipment at the Facilities used in Processing, sufficient appropriately trained Alkermes personnel and all other Alkermes resources required under this Agreement for Processing. The Parties may mutually agree in writing to amend a Processing Plan, based on factors including those listed in this SECTION 3.1(b). If both Parties agree, an alternative method of providing Processing Plans may be used in which the demand for Finished Form or Finished Product could take into account more than one [***].

     3.2 PURCHASE ORDERS; CHANGE ORDERS AND BINDING AMOUNT. On an on-going basis, Genentech will order Processing under each Processing Plan pursuant to individual purchase orders specifying the number of Dosage Containers (vials) of Finished Form or Finished Product, as the case may be, that Genentech requests to be delivered, the number of Dosage Containers that should be included in each Batch, the amount of material, by weight, to be placed in such Dosage Containers, and shipping instructions. Genentech will submit each purchase order to Alkermes at least forty-five (45) days in advance of the first desired shipping date listed on the purchase order, and, except as set forth below, Alkermes shall ship Finished Form and Finished Product, as the case may be, together with Alkermes' certificate of analysis and certificate of compliance, in conformance with the shipping dates set forth in such purchase orders. Alkermes may suggest alternative shipping date(s) so long as they satisfy Genentech's supply requirements under the Processing Plan, and the Parties will confirm any rescheduled shipping date(s) in writing. Genentech may modify a purchase order only by submitting a written change order to Alkermes at least thirty (30) days in advance of the relevant shipping date covered by the change order. Notwithstanding the foregoing, Alkermes shall use reasonable efforts to accommodate a change order submitted less than thirty (30) days in advance of such shipping date. The aggregate amount of Finished Product and Finished Form ordered by Genentech in all purchase orders with delivery dates in a given [***] must be within [***] of the amount forecasted to be


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


ordered in the binding Processing Plan for such [***], unless the divergence in question is less than [***] Dosage Containers. If such aggregate amount is more than [***] under such forecasted amount and the difference is greater than [***] Dosage Containers, Alkermes will notify Genentech who will have 15 days to designate the dosage form, number of Dosage Containers and the shipping instructions to make up the difference. If Alkermes does not receive such instructions within 15 days of its notice to Genentech, then Alkermes will ship to Genentech that amount of Finished Form and/or Finished Product, in the dosage form that Alkermes chooses to make up such difference.

     3.3 DEGREE OF EFFORT; UNPLANNED DELAY OR ELIMINATION OF PROCESSING. Each Party will use commercially reasonable best efforts to meet each Processing Plan and purchase orders (subject to change orders) and, subject to the other terms of this Agreement, Alkermes will Process a given Campaign until it has completely Processed each Batch within such Campaign. Alkermes will provide Genentech with as much advance notice as possible (and will use its commercially reasonable efforts to provide at least fifteen (15) days' advance written notice where possible) if Alkermes determines that any Processing will be delayed or eliminated for any reason. Thereafter, the Parties agree to use their commercially reasonable efforts to provide the maximum possible amount of conforming Finished Product to Genentech, subject to SECTION 4.3.

     3.4 WARRANTIES. Each Party warrants and covenants that it will perform all its obligations under this Agreement in accordance with this Agreement and all applicable laws and regulations. Without limiting the generality of the foregoing, Genentech warrants and covenants that all Genentech Materials will meet applicable Specifications and will have been produced in compliance with cGMPs. Without limiting the generality of the foregoing, Alkermes warrants and covenants that (i) Finished Form or Finished Product that it has Processed, and all Alkermes Materials, will meet the Specifications and is expected to do so over their approved shelf life, as the case may be, based on stability trend results; (ii) Finished Form or Finished Product that it has Processed, and all Alkermes Materials, will have been produced in compliance with applicable SOPs, and with FDA and European Union cGMPs and validated parameters demonstrated to meet sterility assurance levels required for an aseptically processed sterile parenteral product; (iii) Finished Form or Finished Product that it has Processed, and all Alkermes Materials, shall conform to the requirements set forth in the applicable New Drug Application and Marketing Authorization Application; (iv) [***] and (v) that it will store and handle all Genentech Materials, Dedicated Equipment and Genentech Equipment in accordance with the relevant procedures. EXCEPT AS PROVIDED IN THIS SECTION 3.4, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND.

     3.5 GENENTECH INSPECTION AND PROCESSING INPUT. During the Term, Genentech representatives may inspect the Facilities during regular business hours. Before, during and after each Campaign, Genentech may base a reasonable number of Genentech representatives (currently estimated to be 2 people) at the Facilities to oversee Processing, and Alkermes will provide the Genentech representatives with work space and access to telephone, facsimile and electronic mail services at Alkermes as reasonably necessary. Alkermes shall consult regularly with the Genentech representatives, and will not unreasonably reject suggestions or recommendations made by such representatives in writing (or orally if promptly confirmed in writing) relating to the Processing. Alkermes will promptly correct any aspect of the Alkermes Materials, the Genentech Equipment or Dedicated Equipment located at Alkermes, any other machinery, equipment or utilities at Alkermes used in Processing or the Processing itself that Genentech, acting in good faith, notifies Alkermes in writing (or orally if confirmed in


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
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


writing) is not in compliance with this Agreement (including the Specifications) or applicable laws and regulations (including cGMPs). Any such corrections will be performed in compliance with the applicable change control SOP (CS-010-033) where appropriate.

     3.6 ALKERMES MODIFICATIONS; SAFETY. Except as required in SECTION 3.5 or the Specifications or with Genentech's prior written consent, Alkermes will not modify the Genentech Equipment or Dedicated Equipment at all, and Alkermes will not modify the Facilities, plant operating procedures or any machinery, equipment or utilities at Alkermes used in Processing if it would directly affect Processing or the then current Processing Plan. Before making any such change, Alkermes will give Genentech advance written notice of the nature and effective date of such change per applicable standard operating procedures (SOP CS-010-033; Change Control). Notwithstanding the foregoing, the Parties agree to collaborate in good faith to modify the equipment, plant operating procedures or machinery [***], and the Parties agree not to unreasonably withhold approval of implementation of any such modifications or improvements, although this good faith collaboration shall not change the financial responsibilities of the Parties set forth herein or in the License Agreement. In the event of a conflict between the Specifications and Alkermes' plant operating procedures, the Specifications will control. Notwithstanding the foregoing, any change to the Facilities, machinery, equipment, utilities or the operating procedures necessary to protect the immediate safety of Alkermes' employees will be considered an "emergency change" as described in SOP CS-010-033; change control.

     3.7 PROCESSING DEVIATIONS. In the event that Alkermes encounters any significant problem with or deviation from its standard operating procedures, plant operating procedures or the Specifications, or recognizes an unexpected need for such a deviation, during a Campaign, Alkermes will notify Genentech immediately and will suspend Processing if such suspension does not adversely affect ongoing Processing or employee safety. Genentech shall respond as promptly as is reasonably practicable. Any changes to the process documentation shall be subject to Genentech review and approval, as set forth in SOP CS-010-033.

                              SECTION 4: LIABILITY

     4.1 TESTING AND REJECTION OF FINISHED PRODUCT. Alkermes will provide Genentech, accompanying each delivery of Finished Form and/or Finished Product delivered pursuant to Section 3.2, Alkermes' written certificate of analysis and certificate of compliance, certifying that the Finished Form or Finished Product included in such delivery complies with the Specifications. No later than sixty-five (65) days after Genentech's or Genentech's Distributor's receipt of delivered Finished Product or Finished Form, as the case may be, Genentech or Genentech's Distributor will test the Finished Product or Finished Form, as the case may be, and will notify Alkermes of any claim that any such Finished Product or Finished Form, as the case may be, does not conform with the Specifications or the purchase order. Such notice shall be in


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


writing and shall indicate the non-conforming characteristics of the Finished Form or Finished Product, as the case may be. If Genentech or Genentech's Distributor does not notify Alkermes of non-conformity within such sixty-five
(65)-day period, such Finished Form or Finished Product shall be deemed accepted and Alkermes shall be released from any claim of non-conformity. If Genentech or Genentech's Distributor does notify Alkermes of non-conformity within such sixty-five (65)-day period, the appropriate personnel at the Parties shall in good faith investigate and attempt to resolve such non-conformity for a period of sixty-five (65) days. In the event that Genentech or Genentech's Distributor claim that the Finished Form or Finished Product has not met the Specifications and Alkermes does not agree after such sixty-five (65)-day period, the Parties will mutually agree (such agreement not to be unreasonably withheld) upon a third party to review records, test data and other relevant information and ascertain responsibility. Such third party shall execute an appropriate Confidentiality Agreement approved in form and substance by Alkermes and Genentech. The third party's findings will be binding on both Parties, and the costs of such third-party testing and review will be borne by the Party found responsible.

     4.2 DETERMINATION OF RESPONSIBILITY FOR NON-CONFORMING FINISHED FORM OR FINISHED PRODUCT. Alkermes will be responsible for non-conforming Finished Form or Finished Product on account of Alkermes' breach of its obligations in Section
3.4 (and Section 2.1(a) only with regard to Alkermes obligation to perform Processing). Genentech will be responsible for non-conforming Finished Form or Finished Product on account of Genentech's breach of its obligations in Sections 2.1(b) or 3.4. If the Parties, after good faith negotiation, cannot agree that the Finished Form or Finished Product is non-conforming (for example, there is disagreement whether it was produced in accordance with applicable SOPs or cGMPs) or upon which Party is responsible for non-conforming Finished Form, Finished Product or Lost Finished Product (as defined below), the Parties will mutually agree (such agreement not to be unreasonably withheld) upon a third party to review records, test data and other relevant information and ascertain conformity and/or responsibility. Such third party shall execute an appropriate Confidentiality Agreement approved in form and substance by Alkermes and Genentech. The third party's findings will be binding on both Parties, and the costs of such third-party testing and review will be borne by the Party found responsible.

     4.3 LOST FINISHED FORM AND FINISHED PRODUCT. For purposes of this Agreement and subject to SECTION 8.2, Finished Form and Finished Product is considered lost if the Processing of Bulk Product is not performed for any reason (including, without limitation, due to the ruin, destruction or expiration of such Bulk Product, but not including instances where Alkermes is excused from making changes to a purchase order under Section 3.2), or if Bulk Product is actually Processed into Finished Form or Finished Product but such Finished Form or Finished Product is determined to be non-conforming under
SECTION 4.1 or SECTION 4.2 (in each case, "LOST FINISHED PRODUCT"); provided, however, that Lost Finished Product will not include Finished Form or Finished Product determined to be non-conforming for any reason other than as set forth in SECTION 4.2. If any Lost Finished Product occurs for any reason, Alkermes will Process an amount of Finished Form or Finished Product, as the case may be, equivalent to the amount of Lost Finished Product, and will use its commercially reasonable efforts to do so on whatever timing basis (regular or priority) is necessary to continue to meet Genentech's or Genentech's


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


Distributor's supply requirements under the Processing Plan. Responsibility for Lost Finished Product shall be determined as follows:

          (a) ALKERMES. Alkermes shall be considered "responsible" for causing Lost Finished Product in the following situations: (i) Alkermes fails to provide Alkermes Materials in compliance with SECTION 2.1(a) or otherwise fails to take all necessary steps to Process as required under this Agreement (including the Specifications); (ii) Alkermes delays or fails to perform Processing altogether (e.g., due to the ruin or destruction of Bulk Product), unless SECTION 4.3(b)(i) applies (in which case Genentech is responsible) or unless SECTION 8.2 applies; or (iii) Alkermes is found responsible for non-conforming Finished Product under SECTIONS 4.1 AND 4.2. With regard to Lost Finished Product for which Alkermes is responsible, Genentech shall owe Alkermes for Processing Fees for the replacement Processing, but Genentech shall not owe Alkermes Processing Fees for the Lost Finished Product. [***]

          (b) GENENTECH. Genentech shall be considered "responsible" for causing Lost Finished Product in the following situations: (i) Genentech fails to provide Genentech Materials in compliance with SECTION 2.1(b); (ii) Genentech submits a change order reducing or increasing Processing without providing a change order at least thirty (30) days in advance as required under SECTION 3.2, unless SECTION 4.3(a)(i) applies (in which case Alkermes is responsible), PROVIDED, HOWEVER, that Alkermes has used reasonable efforts to accommodate such change order and is unable to do so; or (iii) Genentech is found responsible for non-conforming Finished Product under SECTIONS 4.1 AND 4.2. With regard to Lost Finished Product for which Genentech is responsible, Genentech shall pay Alkermes for the Processing Fees owed for the replacement Processing, as well as for Lost Finished Product actually Processed by Alkermes.

          With respect to any Finished Form or Finished Product (including any portion of a Batch Processed) that does not come under the definition of "Lost Finished Product" or no one is found to be "responsible" under this SECTION 4.3, this SECTION 4.3 will not apply and the other terms of this Agreement (including, for example, SECTION 6 regarding payment for Processing) will govern such Finished Form or Finished Product.

                          SECTION 5: DELIVERIES; TITLE

     5.1 DELIVERY. Upon completion of Processing and such testing as is necessary to complete a certificate of analysis and certificate of compliance, Alkermes will deliver Finished Product and/or Finished Form in accordance with the applicable purchase order, FOB Alkermes' loading dock. As long as the amount of Finished Form or Finished Product delivered is within +/- 5% of the amount ordered in the purchase order (and the difference is less than [***]) and the delivery is within +/- 5 business days of the requested delivery date, Alkermes shall be in compliance with its obligations under this Agreement, the Processing Plan and the purchase orders. If Alkermes is unable to deliver Finished Form or Finished Product to Genentech within +/- 5 business days of the requested delivery date due to delay caused by Genentech in signing the batch record, Alkermes shall not be in breach of its obligations under this paragraph. Alkermes shall invoice Genentech for any applicable Processing Fees concurrent with shipment, and Genentech shall pay such Processing Fees, in accordance with
SECTION 6. Alkermes will


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


provide shipment preparation and packaging of Finished Product and/or Finished Form in Packaging Materials in accordance with the Specifications. In order to meet the delivery requirements under the Processing Plans and purchase orders, the Parties will agree within six (6) months of the Effective Date to the amounts of safety stock of Bulk Intermediates and Finished Form to be held at the Facility, based on the Parties' experience with Processing Bulk Product into Finished Form. From the Effective Date until the Parties have reached the agreement contemplated by the previous sentence, the amount of safety stock to be held will be (i) the number of grams of Bulk Intermediates necessary to support [***] of projected sales, and (ii) the number of Dosage Containers of Finished Form necessary to support [***] of projected sales.

     5.2 TITLE; RISK OF LOSS. All Genentech Materials and Genentech Equipment in the custody of Alkermes will be and remain the exclusive property of Genentech at all times, and Genentech will own any domestic or foreign governmental rights, registrations or licenses associated with Bulk Product, Finished Form or Finished Product. Alkermes specifically waives any and all liens or security interests that it might acquire (whether by operation of law or otherwise) with respect to any property of Genentech. Alkermes' care, custody, control and use of any property of Genentech is determined solely by the terms of this Agreement, and Alkermes will never have the power of sale or disposal over any of it except with the express prior written consent of Genentech.

                         SECTION 6: PRICING AND PAYMENT

     6.1 PROCESSING FEES. Subject to the express terms of Section 4, in consideration for Processing and performing the other obligations of this Agreement, Genentech will pay to Alkermes the processing fees described in this
SECTION 6.1. The processing fee ("Processing Fee") shall equal a fee per dosage form of [***] of the Net Sales Price per dosage form (or similar quantity) shipped to Genentech and Genentech's Distributors. In the event Alkermes is supplying Finished Form or Finished Product and opts to supply the other, Alkermes shall give written notice to Genentech at least 180 days prior to such change or such shorter period as the Parties agree upon in writing. In the event that Alkermes supplies only Finished Form, Genentech shall be entitled to deduct its or Genentech's Distributors' Fully Burdened Manufacturing Costs of Processing Finished Form into Finished Product from the amount otherwise payable to Alkermes. The Processing Fee shall be determined as follows:

          (a) FORECASTED WEIGHTED AVERAGE NET SALES PRICE. The Processing Fee per vial of the Finished Form or Finished Product to be invoiced by Alkermes during a calendar year (or such portion of the first calendar year that the Licensed Product is commercially launched) shall be calculated as [***] of the estimated weighted average price per dosage form offered (or forecasted to be offered) by Genentech and Genentech's Distributors in arm's length sales to independent third parties for the Finished Product. Such weighted average price will be calculated based on the forecasted Net Sales Price of the Finished Product in each dosage form (expressed in USD in accordance with the License Agreement) in each country where Genentech and Genentech's Distributors intend to sell the Finished Product in such dosage form.


                                       11
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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


          (b) CHANGES IN NET SALES PRICE. Promptly upon increasing or decreasing the Net Sales Price of a particular dosage form by greater than [***], Genentech shall notify Alkermes of the then current Net Sales Price or forecasted Net Sales Price, as the case may be, and the weighted average price per dosage shall be recalculated for purposes of calculating the Processing Fee to be charged in each invoice.

          (c) YEAR END RECONCILIATION. In the month of [***] following each calendar year, adjustment shall be made if there is deviation between the estimated weighted average Net Sales Price per dosage form and the actual weighted average Net Sales Price of the Finished Product per dosage form (expressed in USD in accordance with the License Agreement). Any corrective payment to be made resulting from such reconciliation will be paid by the party owing such a payment within [***] after such reconciliation.

     6.2 PAYMENT. Alkermes will invoice Genentech for any Processing Fee applicable to Finished Form or Finished Product on the date Alkermes delivers the Finished Form or Finished Product to which the invoice corresponds as set forth in SECTION 5.1, and Processing Fees will be due and payable net [***] after Genentech's receipt of Alkermes' invoice therefor.

                     SECTION 7: RECORDS; REGULATORY MATTERS

     7.1 BATCH RECORDS AND DATA. Within forty-five (45) days following the completion of Processing of each Campaign, Alkermes will provide Genentech with a copy of properly completed and reviewed Batch records (including manufacturing tickets and assay data sheets) prepared in accordance with the Specifications.

     7.2  RECORDKEEPING; AUDIT RIGHTS.

          (a) Alkermes will maintain and retain true and accurate books, records, test and laboratory data, reports and all other information relating to Processing under this Agreement, including all information required to be maintained under this Agreement (including the Specifications) or applicable laws and regulations (including cGMPs) as well as records of work performed specifically for Genentech's Distributors. Alkermes will maintain all such information only in separate forms, notebooks and records to the extent possible (not commingled with other information) and will maintain all such information for a period of at least two (2) years from the relevant Finished Product expiration date or longer if required under applicable laws and regulations (including cGMPs).

          (b) Genentech will keep for at least three (3) years, its records (and the records of Genentech's Distributors that it receives) (i) of all sales of Finished Form and Finished Product and the gross invoiced sales price charged for such Finished Form and Finished Product in sufficient detail to permit Alkermes to confirm the accuracy of the calculations of Net Sales Price per dosage form, the weighted average of Net Sales Price and the Processing Fee (the "Processing Fee Records") and (ii) of its and Genentech's Distributors' Fully Burdened

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


Manufacturing Costs, if any, of Processing Finished Form into Finished Product in sufficient detail to permit Alkermes to confirm the accuracy of same (the "FBMC Records"). At the request of, upon at least thirty (30) days prior written notice, and at the expense of Alkermes, Genentech shall permit a nationally recognized, independent, certified public accountant appointed by Alkermes and reasonably acceptable to Genentech to examine either or both of the Processing Fee Records or the FBMC Records solely to the extent necessary to verify such calculations, provided that such accountant has entered into a confidentiality agreement with Genentech that is substantially similar to the confidentiality provisions of the License Agreement, and that limits the use and disclosure of such information to purposes germane to this Section 7.2(b). Results of any such examination shall be made available to Alkermes and to Genentech. If such examination reveals an underpayment of Processing Fees or an overpayment of Fully Burdened Manufacturing Cost by [***] or more, Genentech shall pay all costs of such examination. In the event such accountant concludes that additional Processing Fees are owed and/or the Fully Burdened Manufacturing Cost was overpaid, the additional Processing Fees and/or excess costs shall be paid by Genentech to Alkermes within thirty (30) days of the date Alkermes delivers to Genentech the accountant's written report reflecting such conclusion. In the event such accountant concludes that excess Processing Fees have been paid and/or additional Fully Burdened Manufacturing Cost is owed, the excess Processing Fees shall be refunded and/or the additional costs will be paid to Genentech within thirty (30) days of the date Alkermes delivers to Genentech the accountant's written report reflecting such conclusion. This Section 7.2(b) shall survive any termination of this Agreement for three (3) years.

     7.3 REGULATORY COMPLIANCE. Genentech will be solely responsible for all permits and licenses required by any Regulator with respect to Finished Product under this Agreement, including any New Drug Applications or amendments and product licenses, in connection therewith, PROVIDED, HOWEVER, that Genentech shall be responsible for the costs of such permits and licenses only to the extent that Alkermes would not be required to obtain such permits or licenses but for the sale of Finished Product and the Processing to be performed pursuant to this Agreement. Alkermes will be solely responsible for all other permits, licenses and amendments required by any Regulator, including those with respect to the Facilities and the Nutropin Depot Diluent, PROVIDED, HOWEVER, that Genentech shall be responsible for the costs of such permits and licenses to the extent that Alkermes would not be required to obtain such permits or licenses but for the sale of Finished Product and the Processing to be performed pursuant to this Agreement. Each Party intends and commits to cooperate to satisfy all applicable laws and regulations with respect to Processing under this Agreement.

     7.4 AUDIT. During Alkermes' regular business hours and upon reasonable advanced notice, or as required by the FDA, Alkermes will make available any technical processing books and records, test and laboratory data, reports and all other information relating to Processing under this Agreement, including all information required to be maintained under this Agreement (including under the Specifications) or applicable laws and regulations (including cGMPs), to Genentech, Genentech's Distributors and Regulators for inspection and copying. Other than as set forth in Section 7.2(b), Alkermes shall have no right to audit Genentech.


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     7.5 GOVERNMENTAL INSPECTIONS AND REQUESTS. Upon any Regulator's request to inspect the Facilities or audit Alkermes' technical processing books and records (under SECTION 7.4) or any other Regulator inquiry (oral or written) with respect to Processing under this Agreement, Alkermes will notify Genentech within one (1) business day by telephone, electronic mail, and/or, telecopy, including a copy of any written document received from the Regulator (with written confirmation copy to follow by regular mail). Alkermes will permit any Regulator to inspect the Facilities and any machinery, equipment, utilities at Alkermes or Packaging Materials used in Processing, and any Genentech Materials, Genentech Equipment, Dedicated Equipment and Finished Product located at Alkermes. Genentech may send Genentech representatives to be present at, and participate to the extent allowed by the FDA, any Regulator inspection, audit or other inquiry with respect to Processing under this Agreement, as deemed appropriate by Genentech. Alkermes shall be responsible for any costs or expenses incurred in order to comply with observations by any Regulator.

     7.6 PRODUCT RECALL. In the event that any governmental agency having jurisdiction shall request or order, or if Genentech shall reasonably determine to undertake, any recall of Finished Product, Genentech shall be responsible for all costs and expenses of any such recall except as provided herein. Genentech shall also be responsible for managing the recall and Alkermes will cooperate with Genentech as Genentech may reasonably request. Alkermes shall be responsible for all costs incurred due to a recall to the extent that it is attributable to a breach by Alkermes of any of its warranties or obligations contained in this Agreement.

                         SECTION 8: TERM AND TERMINATION

     8.1 TERM. The term of this Agreement will start on the Effective Date and expire, unless terminated under Section 8.3, on expiration of the License Agreement (as may be terminated or extended, the "TERM").

     8.2  TERMINATION BY EITHER PARTY.

          (a) MATERIAL BREACH. Either Party may terminate this Agreement effective upon ninety (90) days' prior written notice to the other Party, if the other Party commits a material breach of this Agreement which is not cured by the end of the notice period (except as otherwise provided in SECTION 8.2 (c)). Any material monetary breach of this Agreement by either Party shall be a material breach by such Party of the License Agreement.

          (b) BANKRUPTCY. Either Party may terminate this Agreement effective upon sixty (60) days' prior written notice to the other Party, if the other Party files a petition for bankruptcy, takes advantage of the insolvency laws of any state, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets, any of which is not cured by the end of the notice period.

          (c) FORCE MAJEURE. If any default or delay occurs which prevents or materially impairs a Party's performance and is due to a cause beyond the Party's reasonable


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


control, including but not limited to an act of God, flood, fire, explosion, earthquake or other natural disaster, casualty, accident, war, revolution, civil commotion, sabotage (to the extent it could not have reasonably been prevented), fuel shortages, blockade or embargo, injunction, law, proclamation, order, regulation or governmental demand, the affected Party promptly will notify the other Party in writing of such cause and will exercise diligent efforts to resume performance under this Agreement as soon as possible. Neither Party will be liable to the other Party for any loss or damage due to such cause. Neither Party may terminate this Agreement because of such default or delay except upon ninety (90) days' prior written notice to the other Party if the default or delay has existed for six (6) months and is continuing at the end of the notice period.

     8.3  EFFECT OF TERMINATION.

          (a)  ACCRUED RIGHTS AND OBLIGATIONS. Except as otherwise provided in
SECTION 8.3(B), any expiration or termination of this Agreement will be without prejudice to any rights accrued to the benefit of either Party prior to expiration or termination, will not relieve either Party of any obligations accrued prior to expiration or termination. Upon any expiration or termination of this Agreement, there shall be a final reconciliation under Section 6.1(c) conducted in the month following such expiration or termination. The following provisions shall survive any expiration or termination of this Agreement:
SECTIONS 3.4, 7, 8.3(b), 9, 10, 11.3 , 11.7, 11.8 and 11.10.

          (b) DELIVERIES UPON TERMINATION OR EXPIRATION. If either Party terminates this Agreement under SECTION 8.2(a), effective upon such termination the only obligations of either Party will be those obligations and warranties that survive under SECTION 8. No later than thirty (30) days after any expiration or termination of this Agreement, each Party will deliver to the other Party all copies in its possession of the other Party's Proprietary Information (except that each Party's legal department or counsel may retain one
(1) copy for the sole purpose of complying with the obligations of Section 9), Alkermes will deliver to Genentech all copies of all records and information Alkermes has maintained under this Agreement (except that Alkermes' legal department OR counsel may retain one (1) copy), and Alkermes will deliver to Genentech all Genentech Materials and Genentech Equipment then located at Alkermes (with all such deliveries at Genentech's expense unless Genentech has terminated this Agreement under Section 8.2(a)).

          (c) TERMINATION BY GENENTECH FOR MATERIAL BREACH OR BANKRUPTCY OF ALKERMES. Additional to, and not in replacement of, SECTION 5.2 of the License Agreement, if Genentech terminates this agreement pursuant to SECTION 8.2(a) for a material breach by Alkermes, which breach has not been cured within the period specified, or pursuant to SECTION 8.2(b), Alkermes shall transfer to and fully enable Genentech with the then most current version of all materials, intellectual property regulatory filings, knowhow, reagents, expertise, equipment, data, and other information or materials necessary or useful for Genentech or its designee (if such designee agrees to confidentiality provisions) to undertake the Processing of Bulk Product into Finished Product for the sole purpose of Processing Bulk Product into Finished Product. All said transfer of materials and information shall be free of charge to Genentech. Notwithstanding the termination of this agreement, Alkermes agrees to continue to Process Bulk Product into

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


Finished Product until, in Genentech's reasonable opinion, Genentech is fully enabled to Process. Processing of Bulk Product into Finished Product may be done partially by Alkermes and partially by Genentech, at Genentech's option and, in which case, the Processing Fee payable by Genentech to Alkermes under SECTION 6 above shall be based only on the sales of Finished Form or Finished Product Processed by Alkermes. Genentech shall not owe Alkermes any payments under
SECTION 6 for any Processing done by Genentech.

                       SECTION 9: PROPRIETARY INFORMATION

     9.1 NONDISCLOSURE. Information exchanged by the parties under this Agreement shall be subject to the provisions of Section 8 (Confidentiality) of the License Agreement.

     9.2 PUBLIC ANNOUNCEMENTS. During the Term, neither Party will make any press release or other disclosure regarding this Agreement except as required under applicable law (with advance notice to the other Party of the required disclosure) or with the other Party's express prior written consent.

                    SECTION 10: INDEMNIFICATION AND INSURANCE

     10.1 INDEMNIFICATION BY ALKERMES. Alkermes will indemnify and hold harmless Genentech and its directors, officers, employees and agents from and against any suits, claims, losses, demands, liabilities, damages, costs and expenses (including court costs, reasonable attorneys' fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from (a) any act or omission, proven or alleged, of Alkermes in its performance of this Agreement, except to the extent that any of the foregoing arises out of or results from the gross negligence or willful misconduct of Genentech, and (b) any proven or alleged claim of patent infringement, violation of intellectual property rights or unfair competition relating to any equipment, method, process or design used by Alkermes in its performance of this Agreement (other than patent rights or other intellectual property rights owned or controlled by Genentech).

     10.2 INDEMNIFICATION BY GENENTECH. Genentech will indemnify and hold harmless Alkermes and its directors, officers, employees and agents from and against any suits, claims, losses, demands, liabilities, damages, costs and expenses (including court costs, reasonable attorneys' fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of or resulting from (a) any act or omission, proven or alleged, of Genentech in its performance of this Agreement, except to the extent that any of the foregoing arises out of or results from the gross negligence or willful misconduct of Alkermes, and (b) any proven or alleged claim of patent infringement, violation of intellectual property rights or unfair competition relating to any equipment, method, process or design used by Genentech in its performance of this Agreement (other than patent rights or other intellectual property rights owned or controlled by Alkermes).

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     10.3 INDEMNIFICATION PROCEDURES. All indemnification obligations in this Agreement are subject to, and shall be governed by the indemnification procedures set forth in SECTION 11 of the License Agreement.

     10.4 LIMITATION OF LIABILITY. Neither Party will be liable to the other Party for indirect, incidental or consequential damages arising out of performance under this Agreement.

     10.5 INSURANCE.

          (a) ALKERMES. During the Term and for five (5) years thereafter, Alkermes will obtain and maintain comprehensive general liability insurance including broad form general liability, completed operations and products liability, personal injury liability, blanket contractual liability and broad form property damage liability) with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause, and with any reasonable deductible or self-insured retention. During the Term, Alkermes will obtain and maintain worker's compensation insurance as required under applicable law and employer's liability insurance with a limit of not less than $1,000,000. With respect to all insurance coverage required under this SECTION 10.5(a): (i) all insurance carriers will be reputable; (ii) Alkermes will furnish Genentech with certificates of insurance evidencing at least the required coverage as soon as practicable after the Effective Date and each anniversary of the Effective Date during the Term (and for five (5) years thereafter if such coverage is then required hereunder); and (iii) all policies will include provisions for at least ten (10) days' prior written notice of any material change or cancellation (whether for non-payment or otherwise).

          (b) GENENTECH. During the Term and for five (5) years thereafter, Genentech will obtain and maintain comprehensive general liability insurance including broad form general liability, completed operations and products liability, personal injury liability, blanket contractual liability and broad form property damage liability) with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause. During the Term, Genentech will obtain and maintain worker's compensation insurance as required under applicable law and employer's liability insurance with a limit of not less than $1,000,000. With respect to all insurance coverage required under this SECTION 10.5(b): (i) all insurance carriers shall be reputable; (ii) Genentech will furnish Alkermes with certificates of insurance evidencing at least the required coverage as soon as practicable after the Effective Date and each anniversary of the Effective Date during the Term (and for five (5) years thereafter if such coverage is then required hereunder); and (iii) all policies will include provisions for at least ten (10) days' prior written notice of any material change or cancellation (whether for non-payment or otherwise).

                            SECTION 11: MISCELLANEOUS

     11.1 ENTIRE AGREEMENT; CONFLICTS; AMENDMENTS. This Agreement is the entire understanding between the Parties and supersedes any contracts, agreements or understandings

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


(oral or written ) of the Parties with respect to the subject matter hereof, except the License Agreement. In the event of any conflict between the terms hereof and the terms of the License Agreement, the License Agreement shall control. No terms of this Agreement may be amended except upon written agreement of both Parties, unless provided otherwise in this Agreement.

     11.2 NO WAIVER. Failure by either Party to insist upon strict compliance with any term of this Agreement in one (1) or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

     11.3 NOTICES. Any notice from either Party to the other Party will be effective upon receipt and must be personally delivered to such Party or sent to such Party by deposit in the United States mail, first class, postage prepaid, via a reputable overnight courier, or by telecopy transmission (with written confirmation copy to follow via United States mail), to the address for such Party below or such other address as a Party may designate from time to time in accordance with this Section:

To Genentech:   Genentech, Inc.
                One DNA Way
                South San Francisco, California 94080
                Attn: Corporate Secretary
                Fax:  (650) 952-9881/9882

To Alkermes:    Alkermes Controlled Therapeutics, Inc.
                64 Sidney Street
                Cambridge, Massachusetts 02139-4136
                Attn: President
                Fax:  (617) 494-9263

     11.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, except pursuant to: (a) a merger, consolidation or reorganization of the assigning Party or the sale of substantially all of the assets of the assigning Party; or (b) an assignment to any corporate entity which controls, is controlled by or is under common control with the assigning Party.

     11.5 INDEPENDENT CONTRACTORS. The relationship of the Parties is that of independent contractors, and neither Party will incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint venturers, co-partners, employer/employee or principal and agent.

     11.6 FURTHER ASSURANCES. The Parties agree to execute, acknowledge and deliver such further instruments and do all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     11.7 ARBITRATION. All disputes, controversies or disagreements which may arise between the Parties in connection with this Agreement will be subject to non-binding mediation in accordance with the then existing alternative dispute resolution rules of the American Arbitration Association, and thereafter, if not settled, final and exclusive settlement by arbitration in accordance with the then existing commercial arbitration rules of the American Arbitration Association. Arbitration will be conducted in the jurisdiction of the defendant Party, which in the case of Alkermes will be Massachusetts and in the case of Genentech will be California.

     11.8 PREVAILING PARTY. In any litigation, dispute, controversy or other proceeding between the Parties in connection with this Agreement, the prevailing Party will be entitled to its reasonable attorneys' fees and costs in such proceeding.

     11.9 SEVERABILITY. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

     11.10 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of California.

     11.11 HEADINGS. The headings in this Agreement are only for convenience and are not a part of this Agreement.

     11.12 COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.


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
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     IN WITNESS WHEREOF, the Parties have caused their duly authorized representative to execute this Manufacture and Supply Agreement effective on the Effective Date.

     ALKERMES CONTROLLED                     GENENTECH, INC.
     THERAPEUTICS, INC.

     By:    /s/ Michael Landine              By:    /s/ David Ebersman
         ------------------------               ----------------------------
     Name:  Michael Landine                  Name:  David Ebersman
           ----------------------                 --------------------------
     Title: Vice President                   Title: Senior Vice President
            ---------------------                  -------------------------


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